NEWS RELEASE

Investor Contact Graham Sones, VP – Investor Relations ir@kodiakgas.com (936) 755-3529

Kodiak Gas Services Reports Fourth Quarter and Full Year 2025 Financial Results; Provides Full Year 2026 Guidance

THE WOODLANDS, Texas — February 25, 2026 — Kodiak Gas Services, Inc. (NYSE: KGS) (“Kodiak” or the “Company”), a leading provider of critical energy infrastructure and contract compression services, today reported financial and operating results for the fourth quarter and full year ended December 31, 2025. The Company also announced full-year 2026 guidance.
Fourth Quarter 2025 and Recent Highlights
•Reported net income of $24.6 million, or $0.28 per diluted share and adjusted net income(1) of $35.3 million, or $0.40 per adjusted diluted share(1)
•Realized Contract Services gross margin percentage of 45.0% and record adjusted gross margin percentage(1) of 69.2%
•Record quarterly adjusted EBITDA(1) of $184.5 million, a 9.1% increase compared to fourth quarter 2024
•Quarterly net cash provided by operating activities of $194.9 million and discretionary cash flow(1) of $112.5 million, a 4.5% increase compared to fourth quarter 2024
•Fleet utilization increased to 97.7%, a 120 basis point increase compared to fourth quarter 2024
•Announced agreement to acquire Distributed Power Solutions, LLC on February 5, 2026
Full Year 2025 Highlights
•Generated net cash provided by operating activities of $599.7 million and discretionary cash flow(1) of $461.7 million, a 23.7% increase compared to 2024
•Returned over $263 million to stockholders through dividends and share repurchases
•Achieved total leverage target of 3.5x at year-end 2025
•Sold Mexico operations, completing the divestment of all international operations
2026 Guidance Highlights
•Provided full year 2026 capital spending outlook and financial guidance ranges, excluding any impact from the pending acquisition of Distributed Power Solutions, LLC
•2026 Adjusted EBITDA expected to be in the range of $750 million to $780 million
•Growth capital expenditures expected to be in the range of $235 million to $265 million and deliver approximately 150,000 new unit horsepower
(1) Adjusted net income, adjusted diluted earnings per share, adjusted gross margin percentage, adjusted EBITDA, and discretionary cash flow are non-GAAP financial measures. Definitions and reconciliations to the most comparable GAAP financial measure are included herein.

CEO Commentary
“I'm extremely proud of Kodiak’s record performance in 2025, which reflects the strength of our business model, the dedication of our team, and the continued demand for large horsepower contract compression,” said Mickey McKee, Kodiak's President and Chief Executive Officer. “Our strong fourth‑quarter results included new high‑water marks in Contract Services adjusted gross margin percentage, adjusted EBITDA, and free cash flow, underscoring the effectiveness of our strategic focus on large‑horsepower compression and fleet optimization. Continued investments in technology and talent are enhancing our operational execution and enabling us to meet our customers’ evolving needs with greater reliability and efficiency.
“Kodiak continues to deliver on the commitments we’ve made to our stakeholders, including returning capital to shareholders and maintaining a disciplined balance sheet. In 2025, we returned over $263 million to shareholders through dividends and share repurchases and achieved our leverage target of 3.5x at year‑end.
“As we look ahead to 2026, we remain focused on operational excellence, disciplined capital allocation, and strategic growth—supported by the recently announced acquisition of Distributed Power Solutions. Our 2026 guidance reflects confidence in our ability to generate sustainable growth in our contract compression business, and we look forward to providing updates on our combined compression and distributed power offering in the months ahead. I want to thank our employees for their exceptional work and our customers and shareholders for their continued support as we build on this momentum in the year ahead.”
Segment Information
Contract Services segment revenue was $301.8 million in the fourth quarter of 2025, a 7.7% increase compared to $280.2 million in the fourth quarter of 2024. Contract Services segment gross margin was $135.7 million in the fourth quarter of 2025, a 16.4% increase compared to $116.6 million in the fourth quarter of 2024 and adjusted gross margin was $208.9 million in the fourth quarter of 2025, an 11.7% increase compared to $187.0 million in the fourth quarter of 2024.
Other Services segment revenue was $31.1 million in the fourth quarter of 2025, a 6.0% increase compared to $29.3 million in the fourth quarter of 2024. Other Services segment gross margin and adjusted gross margin were each $4.0 million in the fourth quarter of 2025, a 6.6% decrease compared to $4.2 million for each measure in the fourth quarter of 2024.
Long-Term Debt and Liquidity
Total debt outstanding was $2.6 billion as of December 31, 2025, and the Company had $1.5 billion available on its ABL Facility. Kodiak’s credit agreement leverage ratio was 3.5x as of December 31, 2025.
Acquisition of Distributed Power Solutions, LLC
On February 5. 2026, Kodiak announced that it entered into a definitive agreement to acquire Distributed Power Solutions, LLC, a leading provider of turnkey, scalable and highly-reliable distributed power solutions, in an equity and cash transaction valued at approximately $675 million (the “Acquisition”), subject to adjustment in accordance with the purchase agreement. The purchase price includes $575 million in cash, subject to adjustment in accordance with the purchase agreement, and the issuance of 2,401,278 shares, of Kodiak common stock, to the sellers.
The Acquisition is expected to close in early April of 2026, subject to regulatory approvals and customary closing conditions, including the expiration or termination of all waiting periods imposed under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended. Kodiak expects to update full-year 2026 guidance after closing to reflect the contribution from the Acquisition.

Summary Financial Data

	Three Months Ended			Year Ended
(in thousands, excluding percentages)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Total revenues	$332,871	$322,744	$309,519	$1,308,100	$1,159,311
Net income (loss) attributable to common shareholders	$24,625	$(14,011)	$19,083	$80,521	$49,895
Adjusted net income (1)	$35,261	$31,539	$20,645	$139,421	$92,078
Adjusted EBITDA (1)	$184,451	$174,702	$169,072	$715,033	$609,550
Adjusted EBITDA percentage (1)	55.4%	54.1%	54.6%	54.7%	52.6%

Contract Services revenue	$301,810	$296,970	$280,211	$1,181,270	$1,034,173
Contract Services adjusted gross margin (1)	$208,911	$202,748	$187,027	$807,777	$679,157
Contract Services adjusted gross margin percentage (1)	69.2%	68.3%	66.7%	68.4%	65.7%

Other Services revenue	$31,061	$25,774	$29,308	$126,830	$125,138
Other Services adjusted gross margin (1)	$3,961	$3,782	$4,242	$20,398	$21,778
Other Services adjusted gross margin percentage (1)	12.8%	14.7%	14.5%	16.1%	17.4%

Maintenance capital expenditures	$22,265	$19,765	$14,858	$76,002	$66,200

Growth capital expenditures (2)	$25,253	$80,330	$44,693	$199,532	$227,193
Other capital expenditures (3)	11,895	12,202	26,393	62,753	58,799
Total Growth and Other capital expenditures	$37,148	$92,532	$71,086	$262,285	$285,992

Discretionary cash flow (1)	$112,524	$116,652	$107,690	$461,684	$373,281
Free cash flow (1)	$78,609	$33,463	$56,657	$229,581	$122,319
(1)Adjusted net income, adjusted EBITDA, adjusted EBITDA percentage, adjusted gross margin, adjusted gross margin percentage, discretionary cash flow and free cash flow are non-GAAP financial measures. For definitions and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP, see “Non-GAAP Financial Measures” below.
(2)Growth capital expenditures made to (1) expand the operating capacity or operating income capacity of assets including, but not limited to, the acquisition of additional compression units, upgrades to existing equipment, expansion of supporting infrastructure, and implementation of new technologies, (2) maintain the operating capacity or operating income capacity of assets by acquisition of replacement compression units and their supporting infrastructure, and (3) expand the operating capacity or operating income capacity of existing assets.
(3)Other capital expenditures made on assets required to support our operations—such as rolling stock, leasehold improvements, technology hardware and software and related implementation expenditures, safety enhancements to equipment, and other general items that are typically capitalized and that have a useful life beyond one year. Other capital expenditures were previously included in growth capital expenditures, but are now shown separately for both current and historical periods.

Summary Operating Data
(as of the dates indicated)

	December 31, 2025	September 30, 2025	December 31, 2024
Fleet horsepower (1)	4,456,285	4,456,492	4,402,747
Revenue-generating horsepower (2)	4,354,724	4,350,576	4,250,499
Fleet compression units	4,736	4,767	5,069
Revenue-generating compression units	4,490	4,510	4,592
Revenue-generating horsepower per revenue-generating compression unit (3)	970	965	926
Fleet utilization (4)	97.7%	97.6%	96.5%
(1)Fleet horsepower includes (x) revenue-generating horsepower and (y) idle horsepower, which is comprised of compression units that do not have a signed contract or are not subject to a firm commitment from our customer and therefore are not currently generating revenue.
(2)Revenue-generating horsepower includes compression units that are operating under contract and generating revenue and compression units which are available to be deployed and for which we have a signed contract or are subject to a firm commitment from our customer.
(3)Calculated as (i) revenue-generating horsepower divided by (ii) revenue-generating compression units at period end.
(4)Fleet utilization is calculated as (i) revenue-generating horsepower divided by (ii) fleet horsepower.
Full-Year 2026 Guidance
Kodiak is providing initial guidance for the full year 2026. Note that the amounts below do not include any impact from the pending acquisition of Distributed Power Solutions, LLC.

	Full-Year 2026 Guidance
(in thousands, excluding percentages)	Low	High
Adjusted EBITDA (1)	$750,000	$780,000
Discretionary cash flow (1)(2)	$480,000	$510,000

Segment Information
Contract Services revenues	$1,240,000	$1,280,000
Contract Services adjusted gross margin percentage (1)	67.5%	69.5%
Other Services revenues	$125,000	$150,000
Other Services adjusted gross margin percentage (1)	13.0%	16.0%

Capital Expenditures
Maintenance capital expenditures	$75,000	$85,000

Growth capital expenditures	$235,000	$265,000
Other capital expenditures	40,000	50,000
Total Growth and Other capital expenditures	$275,000	$315,000
(1)The Company is unable to reconcile projected adjusted EBITDA to projected net income (loss) and discretionary cash flow to projected net cash provided by operating activities and projected adjusted gross margin percentage to projected gross margin percentage, the most comparable financial measures calculated in accordance with GAAP, respectively, without unreasonable efforts because components of the calculations are inherently unpredictable, such as changes to current assets and liabilities, unknown future events, and estimating certain future GAAP measures. The inability to project certain components of the calculation would significantly affect the accuracy of the reconciliations.
(2)Discretionary cash flow guidance assumes no change to Secured Overnight Financing Rate futures.

Conference Call
Kodiak will conduct a conference call on Thursday, February 26, 2026, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss financial and operating results for the fourth quarter and full year ended December 31, 2025. To listen to the call by phone, dial 877-407-4012 and ask for the Kodiak Gas Services call at least 10 minutes prior to the start time. To listen to the call via webcast, please visit the Investors tab of Kodiak’s website at www.kodiakgas.com.
About Kodiak
Kodiak is a leading contract compression services provider in the United States, serving as a critical link in the infrastructure that enables the safe and reliable production and transportation of natural gas and oil. Headquartered in The Woodlands, Texas, Kodiak provides contract compression and related services to oil and gas producers and midstream customers in high–volume gas gathering systems, processing facilities, multi-well gas lift applications and natural gas transmission systems. More information is available at www.kodiakgas.com.
Non-GAAP Financial Measures
Adjusted net income and adjusted earnings per share are considered non-GAAP measures. Adjusted net income (loss) is defined as net income (loss) excluding (i) impairment of long-lived assets; (ii) severance expenses; (iii) transaction expenses; (iv) sales tax reserve; (v) loss on disposal of business; (vi) loss (gain) on derivatives; and (vii) the tax effects of the adjustments.
Adjusted earnings (loss) per share is calculated by dividing adjusted net income by the weighted average diluted shares outstanding.
Adjusted EBITDA is defined net income (loss) before interest expense; income tax expense; and depreciation and amortization; plus (i) impairment of long-lived assets; (ii) loss (gain) on derivatives; (iii) equity compensation expense; (iv) severance expenses; (v) transaction expenses; (vi) sales tax reserve; (vii) loss (gain) on disposal of business; and (viii) loss (gain) on sale of assets. Adjusted EBITDA percentage is defined as adjusted EBITDA divided by total revenues.
Adjusted net income, adjusted diluted EPS, adjusted EBITDA and adjusted EBITDA percentage are used as supplemental financial measures by our management and external users of our financial statements, such as investors, commercial banks and other financial institutions, to assess: (i) the financial performance of our assets without regard to the impact of financing methods, capital structure or historical cost basis of our assets; (ii) the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities; (iii) the ability of our assets to generate cash sufficient to make debt payments and pay dividends; and (iv) our operating performance as compared to those of other companies in our industry without regard to the impact of financing methods and capital structure. We believe adjusted net income, adjusted diluted EPS, adjusted EBITDA and adjusted EBITDA percentage provide useful information because, when viewed with our GAAP results and the accompanying reconciliation, they provide a more complete understanding of our performance than GAAP results alone. We also believe that external users of our financial statements benefit from having access to the same financial measures that management uses in evaluating the results of our business. Reconciliations of adjusted net income and adjusted EBITDA to net income (loss) and adjusted diluted EPS to GAAP diluted earnings (loss) per share, the most directly comparable GAAP financial measures are presented below.
Adjusted gross margin is defined as revenue less cost of operations, exclusive of depreciation and amortization expense. Adjusted gross margin percentage is defined as adjusted gross margin divided by total revenues. We believe adjusted gross margin and adjusted gross margin percentage are useful as supplemental measures to investors of our operating profitability. Reconciliations of adjusted gross margin to gross margin are presented below.
Discretionary cash flow is considered a non-GAAP measure. We define discretionary cash flow as net cash provided by operating activities less (i) maintenance capital expenditures; (ii) certain changes in operating assets and liabilities; and (iii) certain other expenses; plus (w) severance expenses; (x) transaction expenses; and (y) sales tax reserve. We believe discretionary cash flow is a useful liquidity and performance measure and supplemental financial measure for us in assessing our ability to pay cash dividends to our stockholders, make growth capital expenditures and assess our operating performance. A reconciliation of discretionary cash flow to net cash provided by operating activities is presented below.
Free cash flow is considered a non-GAAP measure. We define free cash flow as net cash provided by operating activities less (i) maintenance capital expenditures; (ii) certain changes in operating assets and liabilities; (iii) certain other expenses; (iv) growth capital expenditures; and (v) other capital expenditures; plus (w) severance expenses; (x) transaction expenses; (y) sales tax reserve; and (z) proceeds from sale of assets. We believe free cash flow is a liquidity measure and useful supplemental financial measure for us in assessing our ability to pursue business opportunities and investments to grow our business and to service our debt. A reconciliation of free cash flow to net cash provided by operating activities is presented below.

Cautionary Note Regarding Forward-Looking Statements
This news release contains, and our officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding: (i) expected operating results, such as revenue growth and earnings, including the integration of acquired businesses into our operations, and our ability to service our indebtedness; (ii) anticipated levels of capital expenditures and uses of capital; (iii) current or future volatility in the credit markets and future market conditions; (iv) potential or pending acquisition transactions or other strategic transactions, including the pending acquisition of Distributed Power Solutions, LLC (“DPS”), the timing thereof, the receipt of necessary approvals to close such acquisitions, our ability to finance such acquisitions, and our ability to achieve the intended operational, financial, and strategic benefits from any such transactions; (v) expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings; (vi) production and capacity forecasts for the natural gas and oil industry; (vii) strategy for customer retention, growth, fleet maintenance, market position and financial results; (viii) our interest rate hedges; and (ix) strategy for risk management.
Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) a reduction in the demand for natural gas and oil; (ii) the loss of, or the deterioration of the financial condition of, any of our key customers; (iii) nonpayment and nonperformance by our customers, suppliers or vendors; (iv) competitive pressures that may cause us to lose market share; (v) our ability to successfully integrate any acquired businesses, including DPS, if acquired, and realize the expected benefits thereof in the expected timeframe or at all; (vi) our ability to fund purchases of additional compression equipment; (vii) a deterioration in general economic, business, geopolitical or industry conditions, including as a result of the conflict between Russia and Ukraine, hostilities in the Middle East and developments between the United States and Venezuela, inflation, and slow economic growth in the United States; (viii) a downturn in the economic environment, as well as continued inflationary pressures; (ix) the outcome of any pending internal review or any future related government enforcement actions; (x) tax legislation and the impact of changes to applicable tax laws, including the passage of the One Big Beautiful Bill Act, ("OBBBA") and administrative initiatives or challenges to our tax positions; (xi) the loss of key management, operational personnel or qualified technical personnel; (xii) our dependence on a limited number of suppliers; (xiii) the cost of compliance with existing and new governmental regulations, including climate changed legislation, and the associated uncertainty given the current U.S. federal government administration; (xiv) changes in trade policies and regulations, including increases or changes in duties, current and potentially new tariffs or quotas and other similar measures, as well as the potential direct and indirect impact of retaliatory tariffs and other actions; (xv) the cost of compliance with regulatory initiatives and stakeholders’ pressures, including sustainability and corporate responsibility; (xvi) the inherent risks associated with our operations, such as equipment defects and malfunctions; (xvii) our reliance on third-party components for use in our information technology ("IT") systems; (xviii) legal and reputational risks and expenses relating to the privacy, use and security of employee and client information; (xix) threats of cyber-attacks or terrorism; (xx) agreements that govern our debt contain features that may limit our ability to operate our business and fund future growth and also increase our exposure to risk during adverse economic conditions; (xxi) volatile and/or elevated interest rates and associated central bank policy actions; (xxii) our ability to access the capital and credit markets or borrow on affordable terms (or at all) to obtain additional capital that we may require; (xxiii) major natural disasters, severe weather events or other similar events that could disrupt operations; (xxiv) unionization of our labor force, labor interruptions and new or amended labor regulations; (xxv) renewal of insurance; (xxvi) the effectiveness of our disclosure controls and procedures; and (xxvii) such other factors as discussed throughout the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2025, to be filed with the U.S. Securities and Exchange Commission.(“SEC”).
Any forward-looking statement made by us in this news release is based only on information currently available to us and speaks only as of the date on which it is made. Except as may be required by applicable law, we undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future developments or otherwise.

KODIAK GAS SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended			Year Ended
(in thousands, except per share data)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Revenues:
Contract Services	$301,810	$296,970	$280,211	$1,181,270	$1,034,173
Other Services	31,061	25,774	29,308	126,830	125,138
Total revenues	332,871	322,744	309,519	1,308,100	1,159,311
Operating expenses:
Cost of operations (exclusive of depreciation and amortization shown below):
Contract Services	92,899	94,222	93,184	373,493	355,016
Other Services	27,100	21,992	25,066	106,432	103,360
Depreciation and amortization	73,192	66,329	70,413	276,185	260,272
Long-lived asset impairment	6,344	—	—	6,344	9,921
Selling, general and administrative	38,923	37,771	31,401	144,070	151,680
Loss on sale of assets	7,519	38,230	20,409	61,566	29,612
Total operating expenses	245,977	258,544	240,473	968,090	909,861
Income from operations	86,894	64,200	69,046	340,010	249,450
Other income (expenses):
Interest expense	(48,985)	(56,406)	(51,280)	(198,370)	(197,144)
Gain on derivatives	—	—	17,790	—	24,017
Other income (expense), net	1,072	(28,292)	(409)	(28,168)	(415)
Total other expenses, net	(47,913)	(84,698)	(33,899)	(226,538)	(173,542)
Income (loss) before income taxes	38,981	(20,498)	35,147	113,472	75,908
Income tax expense (benefit)	14,216	(6,301)	15,547	31,884	25,574
Net income (loss)	24,765	(14,197)	19,600	81,588	50,334
Less: Net income (loss) attributable to noncontrolling interests	140	(186)	517	1,067	439
Net income (loss) attributable to common shareholders	$24,625	$(14,011)	$19,083	$80,521	$49,895

Earnings (loss) per share attributable to common shareholders:
Basic	$0.28	$(0.17)	$0.21	$0.90	$0.58
Diluted	$0.28	$(0.17)	$0.21	$0.89	$0.56

Weighted average shares outstanding:
Basic	86,184	87,055	87,011	87,199	83,094
Diluted	87,483	87,055	89,272	88,523	85,170

KODIAK GAS SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands)	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$3,179	$4,750
Accounts receivable, net	197,600	253,637
Inventories, net	101,530	103,341
Fair value of derivative instruments	—	3,672
Contract assets	5,190	7,575
Prepaid expenses and other current assets	15,637	10,686
Total current assets	323,136	383,661
Property, plant and equipment, net	3,377,555	3,395,022
Operating lease right-of-use assets, net	42,218	53,754
Finance lease right-of-use assets, net	6,500	5,696
Goodwill	408,681	415,213
Identifiable intangible assets, net	154,474	162,747
Fair value of derivative instruments	4,664	17,544
Other assets	789	1,486
Total assets	$4,318,017	$4,435,123
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$72,974	$57,562
Accrued liabilities	218,463	188,732
Contract liabilities	94,505	73,075
Total current liabilities	385,942	319,369
Long-term debt, net of unamortized debt issuance cost	2,555,250	2,581,909
Operating lease liabilities	39,391	49,748
Finance lease liabilities	4,405	3,514
Deferred tax liabilities	122,851	103,826
Other liabilities	2,782	3,150
Total liabilities	$3,110,621	$3,061,516
Stockholders’ equity:
Preferred stock	4	9
Common stock	903	892
Additional paid-in capital	1,334,333	1,305,375
Treasury stock, at cost	(143,968)	(40,000)
Noncontrolling interest	4,910	13,694
Accumulated other comprehensive loss	(1,586)	—
Retained earnings	12,800	93,637
Total stockholders’ equity	1,207,396	1,373,607
Total liabilities and stockholders’ equity	$4,318,017	$4,435,123

KODIAK GAS SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Year Ended December 31,
(in thousands)	2025	2024
Cash flows from operating activities:
Net income	$81,588	$50,334
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	276,185	260,272
Long-lived asset impairment	6,344	9,921
Equity compensation expense	24,529	17,658
Amortization of debt issuance costs	12,694	11,969
Non-cash lease expense	8,416	4,730
Provision for credit losses	1,032	4,664
Inventory reserve	124	559
Loss on sale of assets	61,566	29,612
Loss on discontinuation of hedge	9,398	—
Amortization of interest rate swap	5,152	—
Change in fair value of derivatives	—	1,234
Deferred tax provision	25,663	15,429
Changes in operating assets and liabilities, exclusive of effects of business acquisition:
Accounts receivable	43,757	(102,887)
Inventories	1,070	(1,336)
Contract assets	2,385	9,849
Prepaid expenses and other current assets	(8,525)	4,434
Accounts payable	5,167	4,967
Accrued and other liabilities	17,172	(2,097)
Contract liabilities	22,554	9,366
Other assets	3,469	(691)
Net cash provided by operating activities	599,740	327,987
Cash flows from investing activities:
Net cash acquired in acquisition of CSI Compressco LP	—	9,458
Purchase of property, plant and equipment	(315,472)	(336,956)
Proceeds from sale of assets	30,182	35,030
Net cash used for investing activities	(285,290)	(292,468)
Cash flows from financing activities:
Borrowings on debt instruments	2,857,499	2,642,370
Payments on debt instruments	(2,863,679)	(2,475,572)
Principal payments on other borrowings	(5,344)	(5,634)
Payment of debt issuance cost	(33,173)	(16,271)
Principal payments on finance leases	(2,455)	(2,421)
Offering costs	—	(1,162)
Dividends paid to stockholders	(159,557)	(133,886)
Repurchase of common shares	(103,968)	(40,000)
Cash paid for shares withheld to cover taxes	(6,362)	(2,766)
Net effect on deferred taxes and taxes payable related to the vesting of restricted stock	2,329	4,540
Distributions to noncontrolling interest	(1,311)	(5,529)
Net cash used for financing activities	(316,021)	(36,331)
Net decrease in cash and cash equivalents	(1,571)	(812)
Cash and cash equivalents - beginning of period	4,750	5,562
Cash and cash equivalents - end of period	$3,179	$4,750

KODIAK GAS SERVICES, INC.
RECONCILIATION OF NET INCOME AND
DILUTED EARNINGS PER SHARE TO ADJUSTED DILUTED EARNINGS PER SHARE
(UNAUDITED)

	Three Months Ended			Year Ended
(in thousands)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net income (loss)	$24,765	$(14,197)	$19,600	$81,588	$50,334
Long-lived asset impairment	6,344	—	—	6,344	9,921
Severance expense (1)	2,121	—	(712)	2,497	10,500
Transaction expenses (2)	793	1,523	4,731	4,102	32,552
Sales tax reserve (3)	—	27,968	—	27,968	—
Loss on disposal of business	—	33,349	13,574	33,349	20,598
Gain on derivatives	—	—	(17,790)	—	(24,017)
Tax effect of adjustments (4)	1,238	(17,104)	1,242	(16,427)	(7,810)
Adjusted net income	$35,261	$31,539	$20,645	$139,421	$92,078

Weighted-average common shares outstanding:
Diluted	87,483	87,055	89,272	88,523	85,170

Diluted earnings (loss) per common share	$0.28	$(0.17)	$0.21	$0.89	$0.56
Long-lived asset impairment	0.07	—	—	0.07	0.12
Severance expense (1)	0.02	—	(0.01)	0.03	0.12
Transaction expenses (2)	0.01	0.02	0.05	0.05	0.38
Sales tax reserve (3)	—	0.32	—	0.32	—
Loss on disposal of business	—	0.38	0.15	0.38	0.25
Gain on derivatives	—	—	(0.19)	—	(0.28)
Tax effect of adjustments (4)	0.02	(0.19)	0.01	(0.20)	(0.10)
Adjusted diluted earnings per common share	$0.40	$0.36	$0.22	$1.54	$1.05

(1)Represents severance expense. Severance expenses for the year ended December 31, 2024 related to the CSI Acquisition.
(2)Represents certain costs associated with non-recurring professional services and other costs, primarily related to the secondary offerings and CSI Acquisition.
(3)The Company received a settlement offer from the Texas Comptroller’s office to resolve certain of the outstanding Texas sales and use tax matters. Under this settlement arrangement, the Company would be subject to interest and penalties for all open periods totaling $28.0 million.
(4)Represents the estimated tax effect of adjustments calculated using the Company’s adjusted tax provision.

KODIAK GAS SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended			Year Ended
(in thousands, excluding percentages)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net income (loss)	$24,765	$(14,197)	$19,600	$81,588	$50,334
Interest expense	48,985	56,406	51,280	198,370	197,144
Income tax expense (benefit)	14,216	(6,301)	15,547	31,884	25,574
Depreciation and amortization	73,192	66,329	70,413	276,185	260,272
Long-lived asset impairment	6,344	—	—	6,344	9,921
Gain on derivatives	—	—	(17,790)	—	(24,017)
Equity compensation expense	6,516	4,744	5,594	24,529	17,658
Severance expense (1)	2,121	—	(712)	2,497	10,500
Transaction expenses (2)	793	1,523	4,731	4,102	32,552
Sales tax reserve (3)	—	27,968	—	27,968	—
Loss on disposal of business	—	33,349	13,574	33,349	20,598
Loss on sale of assets	7,519	4,881	6,835	28,217	9,014
Adjusted EBITDA	$184,451	$174,702	$169,072	$715,033	$609,550

Net income percentage	7.4%	(4.4)%	6.3%	6.2%	4.3%
Adjusted EBITDA percentage	55.4%	54.1%	54.6%	54.7%	52.6%
(1)Represents severance expense. Severance expenses for the year ended December 31, 2024 related to the CSI Acquisition.
(2)Represents certain costs associated with non-recurring professional services and other costs, primarily related to the CSI Acquisition and secondary offerings.
(3)The Company received a settlement offer from the Texas Comptroller’s office to resolve certain of the outstanding Texas sales and use tax matters. Under this settlement arrangement, the Company would be subject to interest and penalties for all open periods totaling 28.0 million.

KODIAK GAS SERVICES, INC.
RECONCILIATION OF ADJUSTED GROSS MARGIN TO GROSS MARGIN
(UNAUDITED)

Contract Services

	Three Months Ended			Year Ended
(in thousands, excluding percentages)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Total revenues	$301,810	$296,970	$280,211	$1,181,270	$1,034,173
Cost of operations (excluding depreciation and amortization)	(92,899)	(94,222)	(93,184)	(373,493)	(355,016)
Depreciation and amortization	(73,192)	(66,329)	(70,413)	(276,185)	(260,272)
Gross margin	$135,719	$136,419	$116,614	$531,592	$418,885
Gross margin percentage	45.0%	45.9%	41.6%	45.0%	40.5%
Depreciation and amortization	73,192	66,329	70,413	276,185	260,272
Adjusted gross margin	$208,911	$202,748	$187,027	$807,777	$679,157
Adjusted gross margin percentage	69.2%	68.3%	66.7%	68.4%	65.7%

Other Services

	Three Months Ended			Year Ended
(in thousands, excluding percentages)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Total revenues	$31,061	$25,774	$29,308	$126,830	$125,138
Cost of operations (excluding depreciation and amortization)	(27,100)	(21,992)	(25,066)	(106,432)	(103,360)
Depreciation and amortization	—	—	—	—	—
Gross margin	$3,961	$3,782	$4,242	$20,398	$21,778
Gross margin percentage	12.8%	14.7%	14.5%	16.1%	17.4%
Depreciation and amortization	—	—	—	—	—
Adjusted gross margin	$3,961	$3,782	$4,242	$20,398	$21,778
Adjusted gross margin percentage	12.8%	14.7%	14.5%	16.1%	17.4%

KODIAK GAS SERVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO DISCRETIONARY CASH FLOW AND FREE CASH FLOW
(UNAUDITED)

	Three Months Ended			Year Ended
(in thousands)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net cash provided by operating activities	$194,862	$113,378	$118,485	$599,740	$327,987
Maintenance capital expenditures	(22,265)	(19,765)	(14,858)	(76,002)	(66,200)
Severance expense (1)	2,121	—	(712)	2,497	10,500
Transaction expenses (2)	793	1,523	4,731	4,102	32,552
Sales tax reserve (3)	—	27,968	—	27,968	—
Change in operating assets and liabilities	(60,613)	(6,637)	1,732	(87,049)	78,395
Other (4)	(2,374)	185	(1,688)	(9,572)	(9,953)
Discretionary cash flow	$112,524	$116,652	$107,690	$461,684	$373,281
Growth capital expenditures (5)(6)	(25,253)	(80,330)	(44,693)	(199,532)	(227,193)
Other capital expenditures (5)	(11,895)	(12,202)	(26,393)	(62,753)	(58,799)
Proceeds from sale of assets	3,233	9,343	20,053	30,182	35,030
Free cash flow	$78,609	$33,463	$56,657	$229,581	$122,319
(1)Represents severance expense. Severance expenses for the year ended December 31, 2024 related to the CSI Acquisition.
(2)Represents certain costs associated with non-recurring professional services and other costs, primarily related to the CSI Acquisition and secondary offerings.
(3)During the year ended December 31, 2025, the Company received a settlement offer from the Texas Comptroller’s office to resolve certain of the outstanding Texas sales and use tax matters. Under this settlement arrangement, the Company would be subject to interest and penalties for all open periods totaling 28.0 million.
(4)Includes non-cash lease expense, provision for credit losses and inventory reserve.
(5)Growth and other capital expenditures includes an increase of $6.5 million, a $9.6 million and a $11.1 million in accrued capital expenditures for the three months ended December 31, 2025, September 30, 2025 and December 31, 2024, respectively. For the years ended December 31, 2025 and December 31, 2024, growth and other capital expenditures includes an increase of $19.6 million and $8.1 million in accrued capital expenditures, respectively.
(6)Growth capital expenditures includes a non-cash increase in the sales tax accrual on compression equipment purchases of $0.7 million, a $1.9 million and a $0.8 million, for the three months ended December 31, 2025, September 30, 2025, and December 31, 2024, respectively. For the years ended December 31, 2025 and December 31, 2024 growth capital expenditures includes a non-cash increase in the sales tax accrual on compression equipment purchases of $3.1 million and $22.0 million, respectively.